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        [STATE OF DELAWARE OFFICE OF THE SECRETARY OF STATE LETTERHEAD]

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "CROWN LABORATORIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 1997, AT 3 O'CLOCK P.M.


[STATE OF DELAWARE SEAL]                /s/ EDWARD J. FREEL
                                        ------------------------------------
                                        Edward J. Freel, Secretary of State

2188590  8100                           AUTHENTICATION: 8407528
971108309                                         DATE: 04-07-97